UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 8, 2016

CABLEVISION SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 27-0726696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue Bethpage, New York		11714
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The litigation between Mr. Thomas C. Dolan and Cablevision Systems Corporation (the “Company”) concerning matters largely from 2005 to 2008 (as described in Notes 10 and 13 to the Company’s Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015) has been settled pursuant to agreements dated February 8, 2016. Under the settlement agreement with Mr. Thomas C. Dolan, the Company paid Mr. Thomas C. Dolan $21 million. Mr. Charles F. Dolan and Mr. James L. Dolan have entered into an agreement to pay the Company, in the aggregate, $6 million in partial reimbursement of the Company’s settlement payment to Thomas C. Dolan if the Company’s pending merger with Altice N.V. is not consummated. Mr. Charles F. Dolan is Chairman of the Board and a director of the Company, Mr. James L. Dolan is the Company’s Chief Executive Officer and a director of the Company, and Mr. Thomas C. Dolan is the Company’s Executive Vice President-Strategy and Development, Office of the Chairman, and a director of the Company. The settlement of the litigation with Mr. Thomas C. Dolan is permitted by the Company’s merger agreement with Altice N.V. and the payment to him does not reduce or otherwise affect the consideration payable to the Company’s stockholders under the merger agreement. The settlement agreement with Mr. Thomas C. Dolan and the further agreement with Messrs. Charles F. Dolan and James L. Dolan were approved by an independent committee of the Company’s board of directors, which has been handling the matter on behalf of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)

By:	/s/ Brian G. Sweeney
Name: Brian G. Sweeney Title: President & Chief Financial Officer

CSC HOLDINGS, LLC (Registrant)

By:	/s/ Brian G. Sweeney
Name: Brian G. Sweeney Title: President & Chief Financial Officer

Dated: February 12, 2016